UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2021

Alight, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39299	86-1849232
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Overlook Point

Lincolnshire, IL 60069

(Address of principal executive offices, including zip code)

(224) 737-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ALIT	New York Stock Exchange
Warrants to purchase one share of Class A Common Stock	ALIT.WS	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

The information included pursuant to Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Regulation FD Disclosure.

On August 24, 2021, Tempo Acquisition, LLC (the “Borrower”), an indirect wholly owned subsidiary of Alight, Inc. (the “Company”) entered into Amendment No. 6 to Credit Agreement which amended its credit agreement with a syndicate of lenders (the “Credit Agreement”) to (i) incur Third Incremental Term Loans in an aggregate amount of $525,000,000; (ii) extend the maturity of the Extended Revolving Credit Commitments to August 31, 2026; (iii) increase the aggregate Extended Revolving Credit Commitments of all Extended Revolving Credit Lenders to $294,200,000; and (iv) amend certain other provisions (the “Amendment,” and the Credit Agreement as amended by the Amendment, the “Amended Credit Agreement”). Bank of America, N.A., Barclays Bank PLC, BMO Capital Markets Corp., Citibank, N.A., Credit Suisse Loan Funding LLC, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc. and RBC Capital Markets, LLC have each agreed to act as joint lead arrangers and joint bookrunners for the Amendment and the Third Incremental Term Loans. Blackstone Securities Partners L.P. and Trasimene Capital Management, LLC have each agreed to act as a co-manager for the Amendment and the Third Incremental Term Loans, and in return for the services, each of the entities will receive a fee of $354,375. The fee became payable upon the Amended Credit Agreement and is nonrefundable.

The Third Incremental Term Loans bear interest at interest rates based on either the LIBOR rate (selected by the Borrower for designated interest periods) or the “alternate base rate” (being the highest of (1) the Wall Street Journal prime rate, (2) one-month adjusted LIBOR (one-month LIBOR multiplied by the statutory reserve rate) plus 1%, and (3) the New York Fed Bank Rate, plus 0.5%). With respect to the Third Incremental Term Loans, the underlying LIBOR rate is subject to a floor of 0.5% per annum and the “alternate base rate” is subject to a floor of 0% per annum. The Borrower remains required to pay certain fees in connection with, and as amended by, the Amended Credit Agreement.

The Amended Credit Agreement (i) continues to contain customary representations and warranties, covenants, and events of default and (ii) remains secured by the assets of the Borrower and the Guarantors. Amounts outstanding under the Amended Credit Agreement may be accelerated upon the occurrence of an event of default. The maturity of the Third Incremental Term Loans is August 31, 2028.

The description of the Amended Credit Agreement in this Item 2.03 is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2021, and the Credit Agreement, a copy of which is filed as Exhibit 10.9 with the Company’s Current Report on Form 8-K dated July 12, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alight, Inc.

By:	/s/ Paulette R. Dodson
Name: Paulette R. Dodson
Title: General Counsel and Corporate Secretary

Date: August 26, 2021